                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

      Date of Report (Date of earliest event reported):  December 31, 1996


                            ---------------------


                           DANKA BUSINESS SYSTEMS PLC
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   UNITED KINGDOM                  33-68278                     98-0052869
----------------------       --------------------            ----------------
   (State or other               (Commission                   (IRS Employer
   jurisdiction of               File Number)               Identification No.)
    incorporation)





11201 DANKA CIRCLE NORTH
ST. PETERSBURG, FLORIDA                                        33716
---------------------------------------------             ------------------
(Address of principal executive offices)                     (Zip Code)





Registrant's Telephone Number, Including Area Code:  813-576-6003

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective December 31, 1996 (the "Closing Date") and pursuant to an Asset Purchase Agreement dated as of September 6, 1996, as amended by Amendment No. 1 to Asset Purchase Agreement dated December 20, 1996 (the "Purchase Agreement") between Danka Business Systems PLC (together with its subsidiaries the "Company") and Eastman Kodak Company and its subsidiaries ("Kodak") the Company and certain of its subsidiaries purchased (i) the assets of Kodak primarily related to the marketing, sale, distribution, maintenance, service and repair of electrophotographic systems for office imaging and reprographics and the marketing, sale and distribution of related parts, supplies and consumables and (ii) the assets primarily related to and the issued and outstanding stock of certain subsidiaries of Kodak which are engaged in the facilities management services business known as Kodak Imaging Services (collectively, the "Sales and Services Business"), for a net cash purchase price of $688 Million which is subject to post-closing adjustment.

         The source of funds used by the Company in this transaction was the Company's $1.275 billion credit facility described in the Company's 8-K filed on December 16, 1996.

         In connection with the Purchase Agreement, Kodak and certain affiliates of the Company entered into a number of agreements effective December 31, 1996 relating to the purchase, sale and service of electrophotographic equipment and related software, supplies, accessories and spare parts manufactured or re-manufactured by Kodak (the "Supply Agreements").

         Pursuant to the Supply Agreements, Kodak has granted to the Company the exclusive right to distribute Kodak's currently existing line of electrophotographic equipment for office imaging and reprographics, and related software, supplies, accessories and spare parts manufactured or remanufactured by Kodak ("Current Products") with limited exceptions for certain applications, market segments and geographic areas. The Company will also receive the right of first refusal to exclusively distribute in such territories each of Kodak's proposed new electrophotographic products for office imaging and reprographics other than electrophotographic equipment capable of producing full color images ("New Products"). Until the earlier of (i) the termination of the Company's exclusivity rights described below and (ii) five years from the date of the Supply Agreements, the Company shall have the nonexclusive right to distribute in such territories certain electrophotographic equipment capable of producing full color images and related software, supplies, accessories and spare parts developed and manufactured by Kodak.

         Certain exclusivity rights with respect to certain Current Products for limited markets shall terminate upon the earlier of (i) the Company's failure to purchase the minimums required under the Supply Agreements and (ii) the Company's failure to pay any contributions to research and development required by the Research and Development Agreement dated effective December 31, 1996 between Kodak and the Company (the "R & D Agreement"). Kodak may terminate the Company's exclusivity rights with respect to any New Product if the Company fails to meet the minimum purchase requirements for such product.

         Kodak may not assign any of its rights under the Supply Agreements to an unaffiliated party or sell its manufacturing division during the first 30 months of the Supply Agreements. Thereafter, the Company shall have the right of first offer to purchase Kodak's manufacturing division. Kodak has also agreed not to market, sell, distribute, maintain, service or repair any equipment that is a Current Product or a New Product, except as expressly permitted by the Supply Agreements, until such time that the Company's exclusivity rights with respect to Current Products terminate.

         The Company has agreed to contribute a total of $190.0 million (plus an additional $30.0 million if certain research milestones are met) to Kodak's ongoing research and development for new electrophotographic products over a six-year period. The Company and Kodak shall each appoint three representatives to serve as members of an advisory committee which shall meet on a regular basis to discuss overall research and development progress.

         The Supply Agreements and the R & D Agreement have an initial term of ten (10) years and may be renewed for an additional term of three (3) years upon the mutual agreement of the parties. The Supply Agreements and the R & D Agreement may be terminated (i) by mutual agreement of the parties; (ii) after material breach of one of the parties; or (iii) by Kodak after the third anniversary thereof if it determines that the manufacturing business has failed to achieve adequate profitability, in which case it may elect to begin a 24 month winding down period at the end of which Kodak shall cease to engage in such business and the Supply Agreements and the R & D Agreement will be terminated.


         Copies of the Purchase Agreement (excluding schedules and similar attachments) are filed with this Report and any description of the Purchase Agreement set forth in this report is qualified in its entirety by reference to the terms and conditions contained in the Purchase Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements. The audited historical financial statements of the Office Imaging Sales and Services Business of Eastman Kodak Company ("Kodak"), the notes related thereto, and the report of independent accountants of Kodak are set forth below as follows:

                 OFFICE IMAGING SALES AND SERVICES BUSINESS

                 1.       Report of Independent Accountants, Price Waterhouse
                          LLP;

                 2. Combined Statement of Operations for the Nine Months Ended September 30, 1996 and the Years Ended December 31, 1995 and 1994;

                 3. Combined Statement of Financial Position as of September 30, 1996 and December 31, 1995 and 1994;

                 4. Combined Statement of Cash Flows for the Nine Months Ended September 30, 1996 and the Years Ended December 31, 1995 and 1994; and

                 5.       Notes to Combined Financial Statements.

PRICE WATERHOUSE LLP

                       REPORT OF INDEPENDENT ACCOUNTANTS





February 26, 1997

To the Board of Directors
of Eastman Kodak Company


In our opinion, the accompanying combined statement of financial position, and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of the Office Imaging Sales and Services Business ("the Business"), a group of wholly owned businesses of Eastman Kodak Company ("Kodak"), at September 30, 1996 and December 31, 1995, and the results of their operations and their cash flows for the nine months ended September 30, 1996 and for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Business's and Kodak's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Notes 1 and 11, the Business is wholly owned by Kodak and has extensive transactions and relationships with Kodak. Because of these relationships and the related allocation of certain assets, liabilities and expenses, it is possible that the terms of these transactions are not the same as those that would result from transactions among unrelated parties.




/S/ PRICE WATERHOUSE LLP

                   OFFICE IMAGING SALES AND SERVICES BUSINESS
                        COMBINED STATEMENT OF OPERATIONS



                                                         For the nine
                                                         months ended         For the year ended
                                                         September 30,           December 31,
                                                            1996           1995               1994
                                                         -----------     ---------         ---------
                                                                           (in millions)
REVENUES AND INCOME

Rental and service revenues . . . . . . . . . . . . .   $       820     $   1,152          $   1,093
Equipment and supplies sales  . . . . . . . . . . . .           469           671                644
Other income  . . . . . . . . . . . . . . . . . . . .             6            13                  8
                                                        ------------    ---------          ---------
         TOTAL REVENUES AND INCOME  . . . . . . . . .         1,295         1,836              1,745
                                                        ------------    ---------          ---------
COSTS

Cost of goods sold:
     Rental and service . . . . . . . . . . . . . . .           584           863                762
     Equipment and supplies . . . . . . . . . . . . .           317           520                534
Selling, general and administrative expenses  . . . .           317           426                406
Other costs . . . . . . . . . . . . . . . . . . . . .             5             2                  7
                                                        ------------    ---------          ---------
         TOTAL COSTS  . . . . . . . . . . . . . . . .         1,223         1,811              1,709
                                                        ------------    ---------          ---------
Earnings before income taxes  . . . . . . . . . . . .            72            25                 36
Provision for income taxes  . . . . . . . . . . . . .            38            19                 33
                                                        ------------    ---------          ---------
         NET EARNINGS . . . . . . . . . . . . . . . .   $        34     $       6          $       3
                                                        ===========     =========          =========




     THE NOTES ARE AN INTEGRAL PART OF THESE COMBINED FINANCIAL STATEMENTS.

                   OFFICE IMAGING SALES AND SERVICES BUSINESS
                    COMBINED STATEMENT OF FINANCIAL POSITION


                                                                           September 30,     December 31,
                                                                               1996              1995
                                                                          ---------------   -------------
                                                                                     (in millions)
ASSETS

CURRENT ASSETS
 Cash and cash equivalents  . . . . . . . . . . . . . . . . . . . . . .   $           2     $         --
 Receivables (net of allowances of $22 and $24) . . . . . . . . . . . .             329              396
 Net investment in direct finance and sales-type leases . . . . . . . .              50               41
 Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             227              273
 Deferred income tax charges  . . . . . . . . . . . . . . . . . . . . .              15               20
 Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               6                7
                                                                          -------------     ------------
         Total current assets . . . . . . . . . . . . . . . . . . . . .             629              737
                                                                          -------------     ------------
PROPERTIES
 Equipment on operating leases, net . . . . . . . . . . . . . . . . . .             290              295
 Buildings and equipment, net . . . . . . . . . . . . . . . . . . . . .              45               52
                                                                          -------------     ------------
         Total properties . . . . . . . . . . . . . . . . . . . . . . .             335              347
                                                                          -------------     ------------
OTHER ASSETS
 Long-term receivables and other noncurrent assets  . . . . . . . . . .              21               29
 Net investment in direct finance and sales-type leases . . . . . . . .              87               82
 Deferred income tax charges  . . . . . . . . . . . . . . . . . . . . .              44               54
                                                                          -------------     ------------
         TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .   $       1,116     $      1,249
                                                                          =============     ============
LIABILITIES AND DIVISION EQUITY

CURRENT LIABILITIES
 Payables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $         173     $        202
 Accrued other taxes  . . . . . . . . . . . . . . . . . . . . . . . . .              18               30
                                                                          -------------     ------------
         Total current liabilities  . . . . . . . . . . . . . . . . . .             191              232

OTHER LIABILITIES
 Pension and other post employment liabilities  . . . . . . . . . . . .             156              156
 Other long-term liabilities  . . . . . . . . . . . . . . . . . . . . .              17               20
                                                                          -------------     ------------
         Total liabilities  . . . . . . . . . . . . . . . . . . . . . .             364              408
                                                                          -------------     ------------
DIVISION EQUITY
 Common stock (owned by Kodak)  . . . . . . . . . . . . . . . . . . . .               6                6
 Additional paid in capital . . . . . . . . . . . . . . . . . . . . . .               1                1
 Division equity  . . . . . . . . . . . . . . . . . . . . . . . . . . .             715              796
 Accumulated translation adjustment . . . . . . . . . . . . . . . . . .              30               38
                                                                          -------------     ------------
         Total division equity  . . . . . . . . . . . . . . . . . . . .             752              841
                                                                          -------------     ------------
         TOTAL LIABILITIES AND DIVISION EQUITY  . . . . . . . . . . . .   $       1,116     $      1,249
                                                                          =============     ============



     THE NOTES ARE AN INTEGRAL PART OF THESE COMBINED FINANCIAL STATEMENTS.

                   OFFICE IMAGING SALES AND SERVICES BUSINESS
                        COMBINED STATEMENT OF CASH FLOWS

                                                                For the nine
                                                                months ended            For the year ended
                                                               September 30,                December 31,
                                                               -------------         -------------------------
                                                                    1996                1995          1994
                                                               -------------         ---------      ----------
                                                                               (in millions)
            CASH FLOWS FROM OPERATING ACTIVITIES
             Net earnings . . . . . . . . . . . . . . . . . .   $       34             $     6        $      3

            ADJUSTMENTS TO RECONCILE TO NET CASH PROVIDED BY
                 OPERATING ACTIVITIES
                 Depreciation and amortization  . . . . . . .           88                 121             112
                 Deferred provision/(benefit) for income
                     taxes  . . . . . . . . . . . . . . . . .           15                   5             (11)
                 Loss/(gain) on sale/retirement of properties            1                   1              (2)
                 Decrease/(increase) in receivables . . . . .           65                 (21)             46
                 Increase in direct finance and sales-type
                     leases . . . . . . . . . . . . . . . . .          (14)                (42)            (27)
                 Increase in inventories and equipment on
                     operating leases . . . . . . . . . . . .          (14)                (75)            (73)
                 (Decrease)/increase in liabilities . . . . .          (41)                 (7)             71
                 Other items, net . . . . . . . . . . . . . .           (8)                  3              (3)
                                                                ----------             -------        --------
                     Total adjustments  . . . . . . . . . . .           92                 (15)            113
                                                                ----------             -------        --------
                     Net cash (used in)/provided by operating
                        activities  . . . . . . . . . . . . .          126                  (9)            116
                                                                ----------             -------        --------

            CASH FLOWS FROM INVESTING ACTIVITIES
                 Additions to buildings and equipment . . . .          (11)                (30)            (21)
                 Proceeds from sale of properties . . . . . .            2                   1               8
                                                                ----------             -------        --------
                 Net cash used in investing activities  . . .           (9)                (29)            (13)
                                                                ----------             -------        --------

            CASH FLOWS FROM FINANCING ACTIVITIES
                 Net advances/(distributions)
                        from/(to) Kodak . . . . . . . . . . .         (115)                 38            (105)
                                                                ----------             -------        --------
                 Net cash provided by/(used in) financing
                        activities  . . . . . . . . . . . . .         (115)                 38            (105)
                                                                ----------             -------        --------
                 Net increase/(decrease) in cash  . . . . . .            2                  --              (2)
                 Cash and cash equivalents, beginning of year           --                  --               2
                                                                ----------             -------        --------
                 Cash and cash equivalents, end of year . . .   $        2             $    --         $    --
                                                                ==========             =======        ========

Supplemental Cash Flow Information

         The Office Imaging Sales and Services Business (the "Historical Business") routinely transfers rental equipment between properties and inventories as a part of the lease or rental of these assets to customers. These are noncash transactions and, therefore, should not affect the determination of cash flows from operating and investing activities of the Historical Business. Net transfers of inventory to rental equipment approximated $57 million for the nine months ended September 30, 1996 and were approximately $100 million and $110 million during 1995 and 1994, respectively.

These amounts have been appropriately excluded from the Combined Statement of Cash Flows.


     THE NOTES ARE AN INTEGRAL PART OF THESE COMBINED FINANCIAL STATEMENTS.

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


NOTE 1: BASIS OF PRESENTATION

The Historical Business is comprised of certain worldwide commercial equipment sales and service businesses which are wholly owned by Eastman Kodak Company ("Kodak"): the sales and marketing operations of Kodak's Office Imaging Business ("OI"), the portion of Kodak's Customer Equipment Services ("CES") business that serves OI, and Kodak Imaging Services ("KIS"). The sales and marketing operations of the OI business market, sell and lease reprographics products worldwide. The CES business is engaged in providing parts and service for reprographics equipment. KIS provides facilities management to customers worldwide, including the operation of copier/duplicator centers.

The accompanying combined financial statements include all of the combined assets, liabilities, revenues and expenses of the Historical Business. Because certain allocations and transactions may not be the same as those that would result from transactions among unrelated parties, the combined financial statements may not necessarily present the financial position, results of operations and cash flows in conformity with generally accepted accounting principles as if the Historical Business were an independent entity. All significant transactions and balances between entities included in the combined financial statements have been eliminated.

Substantially all of the reprographics equipment, supplies and a majority of the parts sold and distributed by the Historical Business are purchased from the OI manufacturing division (the "Manufacturing Division") of Kodak. Historically, the operations of the Historical Business and the Manufacturing Division were combined. Consequently, a substantial portion of the equipment, supplies and parts transferred by the Manufacturing Division to the Historical Business have been at the Manufacturing Division's cost, with the remaining portion of equipment, supplies and parts transferred at prices with predetermined mark-ups. Also, the cost of equipment, supplies and parts transferred from the Manufacturing Division to the Historical Business have not included costs associated with research and development activities which are incurred by the Manufacturing Division. Research and Development expenses incurred by the Manufacturing Division for the nine months ended September 30, 1996 were $67 million. Research and Development expenses incurred by the Manufacturing Division in 1995 and 1994 were $58 million and $65 million, respectively.

In determining the Historical Business' operating expenses on a standalone basis, certain allocations were made for expenses incurred by Kodak that are attributed to services provided to the Historical Business. These allocations relate primarily to accounting, treasury and legal services, as well as occupancy and information systems costs and other general and administrative functions performed on behalf of the Historical Business. Costs for such services have been reflected in the Historical Business' results of operations on the basis of activity or utilization, estimated support provided to the Historical Business, or other methods management believe to be reasonable. Included in Selling, General and Administrative Expenses and Cost of Goods Sold is approximately $110 million of such allocated costs for the nine months ended September 30, 1996 and $160 million and $110 million of such allocated costs in 1995 and 1994, respectively. Other significant allocations included in the financial statements have been disclosed throughout the respective footnotes to the combined financial statements.


NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at year-end and the reported amounts of

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


revenues and expenses during the reporting period. For purposes of preparing the financial statements of the Historical Business, estimates have been used to allocate certain asset, liability and expense amounts to the Historical Business on a standalone basis. Certain significant estimates are disclosed throughout the financial statements.

FOREIGN CURRENCY

Generally, the local currency is the functional currency for translating the accounts of operations outside the U.S. and translation adjustments are accumulated in a separate component of division equity.

For subsidiaries and branches that operate in U.S. dollars or whose economic environment is highly inflationary, the U.S. dollar is the functional currency and gains and losses that result from translations are included in Other Costs.

CASH AND CASH EQUIVALENTS

Several legal subsidiaries of the Historical Business held cash balances at September 30, 1996 and at December 31, 1995. Except for these cash accounts, which approximated $2 million at September 30, 1996 and were immaterial in the aggregate at December 31, 1995, the Historical Business has no other cash accounts and utilizes Kodak's cash management systems for all receipts and disbursements.

INVENTORIES

Inventories are valued at the lower of cost or net realizable value, cost generally being determined on the basis of average cost for the year. Inventories transferred from the Manufacturing Division to the Historical Business are reflected in the combined financial statements of the Historical Business immediately upon completion of the manufacturing process.

PROPERTIES

Buildings, machinery and equipment included in Properties are directly owned by or fully dedicated to the Historical Business.

Properties are recorded at cost reduced by accumulated depreciation. Depreciation is provided based on historical cost and estimated useful lives ranging from approximately 10 years to 50 years for buildings and building equipment and 5 years to 20 years for machinery and equipment. Equipment on operating leases consists principally of copier equipment with estimated useful lives of 3 to 7 years. The Historical Business generally uses the straight-line method for calculating the provision for depreciation. Depreciation expense is recorded in cost of goods sold and selling, general and administrative expenses in the combined statement of operations. Depreciation expense on buildings and equipment was $12 million for the nine months ended September 30, 1996, $13 million in 1995 and $12 million in 1994. Depreciation expense on copier equipment was $70 million for the nine months ended September 30, 1996 and $97 million and $89 million in 1995 and 1994, respectively.

INTANGIBLE ASSETS

The excess of the Historical Business' costs of its acquired investments over the value ascribed to the equity in such companies at the time of acquisition is amortized on a straight-line basis over the future periods benefited but not exceeding 15 years. Management reviews the carrying value of intangible assets on an ongoing basis. Amortization of these assets for the nine months ended September 30, 1996 was $6 million and was $11 million in both 1995 and 1994. Accumulated amortization as of September 30,

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________

1996 was $157 million and was $151 million at December 31, 1995. In 1995, approximately $10 million of the carrying value of intangible assets was assessed by management as being impaired based upon an analysis of discounted cash flows and charged to expense.

REVENUE

Revenue is recognized from the sale of equipment and supplies (including sales-type leases for equipment) when the product is shipped; from maintenance and service contracts over the contractual period, or as the services are performed; from rentals under operating leases in the month in which they are earned; and from financing transactions at level rates of return over the term of the lease or receivable.

ADVERTISING

Advertising costs are expensed as incurred and included in selling, general and administrative expenses. Advertising expenses amounted to $9 million for the nine months ended September 30, 1996 and $12 million and $11 million in 1995 and 1994, respectively.

INCOME TAXES

Income tax expense/benefit is based on reported earnings/loss before income taxes. Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Deferred taxes are based on the tax laws as currently enacted.

Substantially all of the Historical Business' operations are included in Kodak's U.S. federal, state or foreign income tax returns. However, for purposes of preparing the combined financial statements of the Historical Business, the tax provision has been determined as if the Historical Business filed separate tax returns in each tax jurisdiction.

DIVISION EQUITY

Division equity represents the net difference in assets and liabilities of the Historical Business. Division equity is comprised of the capital stock of separate legal entities included in the combined financial statements, the retained earnings or accumulated deficit of each operation determined on a standalone basis, changes in the cumulative translation account and the net advances to and from Kodak. All amounts due to and from Kodak for the purchase and sale of products and services have been reflected in division equity because such amounts are not expected to be repaid. Dividends paid to Kodak by its subsidiaries and other cash distributions to or from Kodak have not been reflected as deductions or increases to division equity, respectively, since such amounts are not attributable to the Historical Business.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash, receivables and payables approximates their fair value.

CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

The Historical Business sells to customers in a variety of industries, markets and geographies around the world. A significant portion of the Historical Business' U.S. sales is through an unaffiliated leasing company that provides financing to the Historical Business' end customers. Sales to this leasing company accounted for approximately 6% of the Historical Business' worldwide sales for the nine months ended September 30, 1996 and 10% in 1995 and 1994. As of September 30, 1996, receivables from sales to

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


this leasing company were approximately $13 million. The Historical Business sells equipment to this leasing company under an agreement which includes provisions pursuant to which Kodak may elect to provide credit indemnification with respect to receivables associated with sales by the leasing company to end customers. With respect to these receivables, the Historical Business has surrendered control over any future economic benefit and has provided for anticipated losses related to the credit indemnification, based upon management's estimate of the risk of loss. The Historical Business' estimated obligation under this credit indemnification provision has been recorded in the combined financial statements. The balance of receivables owing to the leasing company subject to this credit indemnification amounted to $41 million at September 30, 1996 and $54 million at December 31, 1995. Proceeds remitted by Kodak for the Historical Business to satisfy obligations under this credit indemnification agreement were approximately $2 million for the nine months ended September 30, 1996 and $3 million and $2 million in 1995 and 1994, respectively.

Financial instruments which expose the Historical Business to significant concentrations of credit risk consist principally of receivables and the net investment in direct finance and sales-type leases. Receivables arising from customer sales are generally not collateralized; however, the Historical Business does have a secured interest in equipment underlying finance lease receivables. The Historical Business performs ongoing credit evaluations of its customers' financial condition and the Historical Business maintains adequate provisions for uncollectible receivables.


NOTE 3:  NET INVESTMENT IN DIRECT FINANCE AND SALES-TYPE LEASES

Direct finance and sales-type lease receivables consist principally of copier equipment with lease terms from 3 to 7 years. The components of the net investment in direct finance and sales-type leases are as follows:




                                                                  September 30,       December 31,
                                                                       1996               1995
                                                                -------------      --------------
                                                                            (in millions)
                     Total minimum lease payments to be
                            received . . . . . . . . . . . .    $         166      $          142
                       Allowance for receivable losses . . .               (1)                 (3)
                                                                -------------      --------------
                            Net minimum lease payments
                                  receivable . . . . . . . .              165                 139
                                                                -------------      --------------

                     Estimated unguaranteed residual values                 3                   4
                     Initial direct costs - direct finance
                       leases  . . . . . . . . . . . . . . .               --                   1
                     Unearned income . . . . . . . . . . . .              (31)                (21)
                                                                -------------      --------------

                            Total  . . . . . . . . . . . . .    $         137      $          123
                                                                =============      ==============


OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________



The scheduled maturities of minimum lease payments outstanding at September 30, 1996, for the fourth quarter of 1996 and the years thereafter are as follows:



                                                                             (in millions)
                              Fourth Quarter 1996 . . . . . . . . . . . .     $        22
                                     Year 1997  . . . . . . . . . . . . .              48
                                     Year 1998  . . . . . . . . . . . . .              44
                                     Year 1999  . . . . . . . . . . . . .              30
                                     Year 2000 and thereafter . . . . . .              22
                                                                              -----------
                                      Total   . . . . . . . . . . . . . .     $       166
                                                                              ===========



NOTE 4:  INVENTORIES


                                                                      September 30,       December 31,
                                                                           1996               1995
                                                                      -------------       ------------
                                                                                (in millions)
                  Equipment to be remanufactured  . . . . . . . .     $         39         $       45
                  Finished goods  . . . . . . . . . . . . . . . .              188                228
                                                                      ------------         ----------
                          Total   . . . . . . . . . . . . . . . .     $        227         $      273
                                                                      ============         ==========

NOTE 5:  EQUIPMENT ON OPERATING LEASES

Operating leases consist principally of copier equipment, with lease terms generally from 3 to 5 years. The components of equipment on operating leases are as follows:




                                                                       September 30,       December 31,
                                                                            1996               1995
                                                                      ---------------     --------------
                                                                                 (in millions)
                Equipment on lease to customers . . . . . . . . .      $       532         $       542
                Equipment on lease to Kodak . . . . . . . . . . .               36                  33
                Accumulated depreciation  . . . . . . . . . . . .             (278)               (280)
                                                                       -----------         -----------
                        Total   . . . . . . . . . . . . . . . . .      $       290         $       295
                                                                       ===========         ==============


OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


Minimum future noncancelable rentals on operating leases were approximately $143 million at September 30, 1996. The scheduled maturities of the minimum future rentals at September 30, 1996 for the fourth quarter of 1996 and the years thereafter are as follows:


                                                                                  (in millions)
                                                                                  -------------
                         Fourth Quarter 1996 . . . . . . . . . . . . . . . . . .   $        28
                                Year 1997  . . . . . . . . . . . . . . . . . . .            51
                                Year 1998  . . . . . . . . . . . . . . . . . . .            35
                                Year 1999  . . . . . . . . . . . . . . . . . . .            22
                                Year 2000 and thereafter . . . . . . . . . . . .             7
                                                                                   -----------
                                  Total  . . . . . . . . . . . . . . . . . . . .   $       143
                                                                                   ===========





Minimum future rentals do not include contingent rentals which may be received under certain equipment leases on the basis of usage in excess of stipulated levels. Contingent rentals amounted to $10 million at September 30, 1996 and $9 million in 1995.

NOTE 6:  BUILDINGS AND EQUIPMENT


                                                                               September 30,         December 31,
                                                                                   1996                  1995
                                                                            -----------------     ----------------
                                                                                         (in millions)
       Buildings and building equipment  . . . . . . . . . . . . . . . . .  $           16       $           17
       Machinery and equipment   . . . . . . . . . . . . . . . . . . . . .              90                   92
                                                                            --------------       --------------
                                                                                       106                  109
       Accumulated depreciation and amortization . . . . . . . . . . . . .             (61)                 (57)
                                                                            --------------       --------------
            Net buildings and equipment  . . . . . . . . . . . . . . . . .  $           45       $           52
                                                                            ==============       ==============

In determining the Historical Business' buildings and equipment on a standalone basis, the amounts above include only those facilities and equipment which are directly owned or fully dedicated to the Historical Business. Except for the facility used by the Historical Business as its primary administrative headquarters, all other facilities used by the Historical Business in its operations are leased directly from Kodak.

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


NOTE 7:  PAYABLES


                                                                                 September 30,      December 31,
                                                                                     1996               1995
                                                                               --------------     --------------
                                                                                            (in millions)
      Trade creditors   . . . . . . . . . . . . . . . . . . . . . . . . . . .   $           44     $          45
      Accrued payrolls  . . . . . . . . . . . . . . . . . . . . . . . . . . .               24                22
      Accrued vacation  . . . . . . . . . . . . . . . . . . . . . . . . . . .               33                36
      Wage dividend . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12                20
      Restructuring liabilities . . . . . . . . . . . . . . . . . . . . . . .               --                 8
      Equipment maintenance reserves  . . . . . . . . . . . . . . . . . . . .               11                23
      Other employment related liabilities  . . . . . . . . . . . . . . . . .               15                13
      Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               34                35
                                                                                --------------     -------------
              Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $          173     $         202
                                                                                ==============     =============

In determining the Historical Business' payables on a standalone basis, the amounts above include certain liabilities which have been allocated to the Historical Business generally on the following basis: headcount or compensation expense for employee benefit-related liabilities and utilization or square footage for certain payables for utilities and other facility costs included in trade creditors. Total payables include approximately $70 million of such allocated items at September 30, 1996 and $95 million at December 31, 1995. Substantially, all of the equipment and supplies, and a majority of parts are transferred from the Manufacturing Division to the Historical Business. Since these purchases will not be settled with the Manufacturing Division, these amounts are reflected as changes in division equity and consequently there are no payables reflected for these transactions in the combined financial statements.


NOTE 8:  DIVISION EQUITY

The following is a summary of activity comprising the changes in total division equity for the nine months ended September 30, 1996 and the year ended December 31, 1995:

                                                               September 30,               December 31,
                                                                   1996                1995            1994
                                                              --------------      --------------  ------------
                                                                                   (in millions)
      Division equity, beginning  . . . . . . . . . . . . .   $          841      $          782   $         861
      Net earnings  . . . . . . . . . . . . . . . . . . . .               34                   6               3
      Net advances/distributions from/(to) Kodak  . . . . .             (115)                 38            (105)
      Change in cumulative translation adjustment . . . . .               (8)                 15              23
                                                               -------------      --------------   -------------
           Division equity, ending  . . . . . . . . . . . .   $          752      $          841   $         782
                                                              ==============      ==============   =============

NOTE 9: COMMITMENTS AND CONTINGENCIES

Kodak, on behalf of its business units, has entered into an operating and outsourcing agreement with a leasing company to provide long-term financing and other activities that support its manufacturing and distribution operations. This agreement includes certain guarantees and penalties which would become

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


effective upon the early termination of the agreement. These penalties and guarantees could range up to $58 million, payable over a term of up to 18 years, if this agreement is terminated early.

Kodak, on behalf of the Historical Business, has entered into agreements with several companies to both provide and/or purchase products and services. These agreements allow for early termination on the part of the Historical Business. However, the Historical Business would be obligated to continue to provide and/or purchase certain parts and services to/from these other companies for future periods up through the year 2004.

Kodak is committed, on behalf of the Historical Business, under the terms of various lease agreements covering the rental of equipment, properties and sales offices occupied by the Historical Business. Gross rentals for the Historical Business approximated $30 million for the nine months ended September 30, 1996 and $40 million in both 1995 and 1994. Of these amounts, approximately $20 million for the nine months ended September 30, 1996 and $30 million in both 1995 and 1994 represented the cost of facilities leased by the Historical Business as the sole or major tenant in these facilities. Facility usage charges allocated to the Historical Business by Kodak for the use of either Kodak-owned facilities or for the Historical Business' share of facilities leased directly by Kodak where the Historical Business was a minor tenant approximated $8 million for the nine months ended September 30, 1996 and was approximately $10 million in both 1995 and 1994. The portion of noncancelable lease commitments in excess of one year, principally for the rental of real property, which has been allocated to the Historical Business is estimated at approximately: $3 million in the fourth quarter of 1996, $11 million in 1997, $7 million in 1998, $6 million in 1999, $5 million in 2000 and $7 million in years 2001 and beyond.


NOTE 10: LEGAL MATTERS

In April 1987, Kodak was sued in federal district court in San Francisco by a number of independent service organizations who alleged violations of Sections 1 and 2 of the Sherman Act and of various state statutes in the sale by the Historical Business and other Kodak units of repair parts for copier and micrographics equipment (Image Technical Service, Inc. (ITS), et al v. Eastman Kodak Company). The complaint sought unspecified compensatory and punitive damages. Trial began on June 19, 1995 and concluded on September 18, 1995 with a jury verdict for plaintiffs of $23,948,300, before trebling. Kodak has appealed the jury's verdict and intends to continue to defend this action vigorously.

There are three other cases that raise essentially the same antitrust issues as ITS. The complaints in all three cases seek unspecified compensatory and punitive damages. As is the case in ITS, Kodak is defending these cases vigorously. Kodak and its General Counsel do not believe the outcome of these cases will have a material adverse affect on the Historical Business' financial position or results of operations.

Kodak and its subsidiary companies are involved in lawsuits, claims, investigations, and proceedings which are being handled and defended in the ordinary course of business. There are no such matters pending that Kodak and its General Counsel expect to be material in relation to the Historical Business' financial condition or results of operations.

NOTE 11: RELATED PARTY TRANSACTIONS

As described in Note 1, historically the operations of the Historical Business and the Manufacturing Division were combined; wherein, all reprographics equipment, supplies and parts manufactured by the Manufacturing Division were transferred to the Historical Business to be sold or used by the Historical Business in its operations. Historically, a substantial portion of the equipment, supplies and parts transferred to the Historical Business by the Manufacturing Division were at the Manufacturing Division's

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


cost with the remaining portion of equipment, supplies and parts transferred at prices with predetermined mark-ups. Historical transfer prices represent the Historical Business' cost of goods sold as reflected in the combined financial statements and are not necessarily indicative of what the Historical Business' cost of goods sold would have been if it were an independent entity. The amount of equipment, supplies and parts transferred from the Manufacturing Division to the Historical Business was approximately $550 million for the nine months ended September 30, 1996 and $925 million in both 1995 and 1994. Included in the Historical Business' cost of goods sold are aggregate mark-ups from the manufacturing division of approximately $30 million for the nine months ended September 30, 1996 and $55 million in both 1995 and 1994.

As described in Note 1, Kodak provides accounting, treasury, legal and other general and administrative functions on behalf of the Historical Business. Costs for such services have been reflected in the Historical Business' results of operations on the basis of activity or utilization, estimated support provided to the Historical Business, or other methods management believe to be reasonable. The estimated cost of services provided by Kodak and facility usage charges allocated to the Historical Business were approximately $110 million for the nine months ended September 30, 1996 and $160 million and $110 million in 1995 and 1994, respectively.

The Historical Business participates in a number of employee benefit plans, including pension, savings, health care and life insurance, which are administered by Kodak. Obligations and related expenses of such benefits have been recorded by the Historical Business as described in Notes 13 and 14.

As described in Note 2, substantially all of the Historical Business' operations are included in Kodak's U.S. federal, state or foreign income tax returns. However, for purposes of preparing the combined financial statements of the Historical Business, the tax provision has been determined as if the Historical Business filed separate tax returns in each tax jurisdiction. The current tax liability balances of $23 million at September 30, 1996 and $14 million at December 31, 1995 were determined on this separate return basis and therefore do not represent actual obligations to the respective tax authorities. These balances have been reflected as a component of division equity since it is assumed that they have been or will be paid by Kodak.

The Historical Business supplies Kodak with copiers and other equipment under operating and direct finance lease arrangements and service contracts. These transactions and services are generally provided to Kodak at cost. Sales of products and services to Kodak approximated $7 million for the nine months ended September 30, 1996 and $15 million in both 1995 and 1994.

The Historical Business has no external borrowings and there has been no allocation of Kodak's consolidated borrowings and related interest expense to the Historical Business. Therefore, if the Historical Business were an independent entity, its capital structure may have been significantly different.

The Historical Business utilizes Kodak's cash management systems. Under these systems, Kodak's centralized cash accounts receive cash generated from the collection of the Historical Business' receivables and fund cash disbursements for use in the Historical Business' operations. The cumulative net effect of the Historical Business' activity in Kodak's cash management systems and certain other transactions between the Historical Business and Kodak is presented as a change in division equity.


NOTE 12:         INCOME TAXES

The components of earnings/(loss) before income taxes and the related provision (benefit) for U.S. and other income taxes were as follows:

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


                                                               September 30,         December 31,
                                                                  1996            1995        1994
                                                            ----------------   ---------     ----------
                                                                              (in millions)
              Earnings/(loss) before income taxes:
                U.S.  . . . . . . . . . . . . . . . . . . . $          57     $       32     $        77
                Outside the U.S.  . . . . . . . . . . . . .            15             (7)            (41)
                                                            -------------     ----------     -----------
                        Total . . . . . . . . . . . . . . . $          72     $       25     $        36
                                                            =============     ==========     ===========
              U.S. income taxes:
                Current provision . . . . . . . . . . . . . $           9     $       10     $        35
                Deferred provision (benefit)  . . . . . . .             9              2              (9)
              Income taxes outside the U.S.:
                Current provision . . . . . . . . . . . . .            10              2               2
                Deferred provision (benefit)  . . . . . . .             4              2              (1)
              State and other income taxes:
                Current provision . . . . . . . . . . . . .             4              2               7
                Deferred provision (benefit)  . . . . . . .             2              1              (1)
                                                            -------------     ----------     -----------
                      Total   . . . . . . . . . . . . . . . $          38     $       19     $        33
                                                            =============     ==========     ===========


The differences between the provision for income taxes and income taxes computed using the U.S. federal income tax rate were as follows:



                                                              September 30,         December 31,
                                                                  1996             1995      1994
                                                              -------------      -------   --------
                                                                            (in millions)
                    Amount computed using the statutory
                       rate   . . . . . . . . . . . . . . .   $          26     $    9     $    13
                    Increase in taxes resulting from:
                       State and other income taxes . . . .               3          2           4
                       Operations outside the U.S.  . . . .               9          9          14
                       Other, net . . . . . . . . . . . . .              --         (1)          2
                                                              -------------     ------     -------
                    Provision for income taxes  . . . . . .   $          38     $   19     $    33
                                                              =============     ======     =======

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


The significant components of deferred tax assets and liabilities were as follows:


                                                                                September 30,        December 31,
                                                                                     1995                1995
                                                                               --------------      -------------
                                                                                            (in millions)
      Deferred tax assets:
         Post-employment obligations  . . . . . . . . . . . . . . . . . . . .   $           64     $          60
         Inventories  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                6                13
         Tax loss carryforwards . . . . . . . . . . . . . . . . . . . . . . .               31                26
         Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12                19
                                                                                --------------     -------------
              Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . .              113               118
         Valuation allowance  . . . . . . . . . . . . . . . . . . . . . . . .              (31)              (26)
                                                                                --------------     -------------
              Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $           82     $          92
                                                                                ==============     =============
      Deferred tax liabilities:
         Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $            6     $           3
         Leasing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               17                15
                                                                                --------------     -------------
              Total   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $           23     $          18
                                                                                ==============     =============



The valuation allowance is attributable to certain net operating loss carryforwards outside the U.S. determined on a standalone basis which begin to expire after 1999.


NOTE 13:         RETIREMENT PLANS

The Historical Business participates in Kodak's principal defined benefit pension plan covering substantially all U.S. employees. Retirement benefits earned by employees prior to January 1, 1996 are based on a point system. Retirement benefits earned by employees subsequent to December 31, 1995 are based on age and years of service. The benefit formula used to calculate the actual benefit dollars paid to an individual once retired will not change as a result of these new plan provisions. Retirement benefits generally become vested upon the completion of five years of service. Retirement plan benefits are paid to eligible employees from a trust fund whose assets are held for the sole benefit of retired employees.

The assumptions used to compute pension amounts for the principal U.S. plan of Kodak were as follows:


                                                                 September 30,             December 31,
                                                                     1996              1995             1994
                                                                 -------------        ------           ------
         Discount rate . . . . . . . . . . . . . . . . . .            7.25%            7.25%             8.50%
         Salary increase rate  . . . . . . . . . . . . . .            4.50%            4.50%             5.00%
         Long-term rate of return on plan assets . . . . .            9.50%            9.50%             9.50%


OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


The annual costs of employee benefits related to post retirement are based on assumed discount rates set relative to the general level of interest rates in the economy. As a result, significant year-to-year changes in interest rates can cause material year-to-year changes in assumed discount rates and employee benefit liabilities and costs based on these rates.

The tables below reflect the net periodic pension expense and the pension obligation for the Historical Business' major U.S. plan as reflected in the combined financial statements for the Historical Business. The actuarial valuation was calculated based on the identification of employees specific to the Historical Business and an allocated number of employees considered to be employee equivalents based on their job functions. The market value of assets were allocated to the Historical Business in accordance with Employee Retirement Income Security Act requirements.

The Historical Business' financial statements include the estimated net pension expense for active and inactive employees of the Historical Business, which consists of the following:


                                                               September 30,       December 31,
                                                               -------------       ------------
                                                                 1996            1995         1994
                                                               --------        --------    ---------
                                                                              (in millions)
                  Service cost  . . . . . . . . . . . . . . .  $      9        $     10    $      11
                  Interest cost . . . . . . . . . . . . . . .        26              37           34
                  Return on plan assets . . . . . . . . . . .       (28)            (36)         (35)
                  Net amortization  . . . . . . . . . . . . .        (3)             (5)          (4)
                                                               --------        --------    ---------
                  Net periodic pension expense  . . . . . . .         4               6            6
                  Non-U.S. plans  . . . . . . . . . . . . . .         7              11           10
                                                               --------        --------    ---------
                          Total pension expense   . . . . . .  $     11        $     17    $      16
                                                               ========        ========    =========


Separate actuarial valuations were not prepared for the Historical Business' non-U.S. units. Consequently, the non-U.S. units were treated as participants in multi-employer plans and pension expense was generally based on an allocated amount of contributions for the respective plan determined on the basis of salaries for active employees of the Historical Business.

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


The funded status of the Historical Business' major U.S. plan relating to active employees at September 30, 1996 and December 31, 1995 is as follows:


                                                                                      September 30,   December 31,
                                                                                          1996           1995
                                                                                       -----------    -----------
                                                                                                (in millions)
      Accumulated benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $      155     $      138
                                                                                       ----------     ----------
      Projected benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $      249     $      232
      Market value of assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .           164            148
                                                                                       ----------     ----------
      Projected benefits in excess of plans assets  . . . . . . . . . . . . . . . .            85             84
      Unrecognized net loss . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (28)           (29)
      Unrecognized net transition asset . . . . . . . . . . . . . . . . . . . . . .            13             16
      Unrecognized prior service cost . . . . . . . . . . . . . . . . . . . . . . .            (6)            (6)
                                                                                       ----------     ----------
              Accrued pension expense   . . . . . . . . . . . . . . . . . . . . . .    $       64     $       65
                                                                                       ==========     ==========

The obligation for inactive employees of the Historical Business has not been included as this can not be specifically identified with the Historical Business.


NOTE 14:         NON-PENSION POST RETIREMENT BENEFITS

The Historical Business provides health care, dental and life insurance benefits to eligible retirees and eligible survivors of retirees. In general, these benefits are provided to U.S. retirees eligible to retire under Kodak's principal U.S. pension plan. Kodak adopted SFAS No. 106 on January 1, 1993.
As a result, the Historical Business now accrues during the years employees render service, the expected costs of providing post retirement health and life insurance benefits to such employees.

The tables below reflect the net periodic post retirement expense and the accumulated post retirement obligation for the Historical Business' U.S. plans as reflected in the combined financial statements of the Historical Business. The actuarial valuation was calculated based on the identification of employees specific to the Historical Business and an allocated number of employees considered to be employee equivalents based on their job functions.

The combined financial statements include the estimated net periodic post retirement benefit cost for active and inactive employees of the Historical Business, which consists of the following components:

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________



                                                                     September 30,       December 31,
                                                                         1996          1995        1994
                                                                     -------------   -------     --------
                                                                                 (in millions)
             Service cost  . . . . . . . . . . . . . . . . . . . .    $     3        $     3     $      4
             Interest cost . . . . . . . . . . . . . . . . . . . .         13             17           21
             Net amortization  . . . . . . . . . . . . . . . . . .         (3)            (4)          (4)
                                                                      -------        -------     --------
             Net post retirement benefit cost  . . . . . . . . . .    $    13        $    16     $     21
                                                                      =======        =======     ========



The total obligation and amount recognized in the Historical Business' consolidated statement of financial position, relating only to active employees at September 30, 1996 and December 31, 1995 are as follows:

                                                                               September 30,       December 31,
                                                                                   1996                1995
                                                                               ------------      -------------
                                                                                          (in millions)
       Accumulated post retirement benefit obligation:
          Fully eligible active plan participants  . . . . . . . . . . . .    $            3     $            3
          Other active plan participants . . . . . . . . . . . . . . . . .                52                 51
                                                                              --------------     --------------
                 Total obligation  . . . . . . . . . . . . . . . . . . . .                55                 54

          Unrecognized net loss  . . . . . . . . . . . . . . . . . . . . .                --                 --
          Unrecognized negative plan amendment . . . . . . . . . . . . . .                17                 17
                                                                              --------------     --------------
                 Accrued post retirement benefit cost  . . . . . . . . . .    $           72     $           71
                                                                              ==============     ==============


The obligation for inactive employees of the Historical Business has not been included as this can not be specifically identified with the Historical Business.

To estimate the Historical Business' costs, health care costs were assumed to increase 8% in 1997 with the rate of increase declining ratably to 5% by 2002 and thereafter. The discount rate utilized to measure the obligation at September 30, 1996, and December 31, 1995 was 7.25%. The annual costs of employee benefits related to post retirement are based on assumed discount rates set relative to the general level of interest rates in the economy. As a result, significant year-to-year changes in interest rates can cause material year-to-year changes in assumed discount rates and employee benefit liabilities and costs based on these rates. Based on Kodak's total principal U.S. plans, if the health care cost trend rates were increased by one percentage point, the Historical Business' accumulated post retirement benefit obligation for active employees, as of September 30, 1996, would increase by approximately $2 million while the net post retirement benefit cost for the year then ended for active and inactive employees of the Historical Business would increase by approximately $1 million.

A few of Kodak's subsidiaries and branches operating outside the U.S. offer health care benefits under which employees of the Historical Business are covered; however, the cost of such benefits is insignificant to the Historical Business.

OFFICE IMAGING SALES AND SERVICES BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS
________________________________________________________________________________


NOTE 15:         GEOGRAPHIC INFORMATION

Sales are reported in the geographic area in which they originate and are shown net of intercompany sales. Financial information by geographic areas is as follows:


                                                    Canada                   Asia,
                                       United     and Latin                 Africa,
                                       States      America      Europe     Australia     Eliminations    Consolidated
                                       ------     ---------     ------     ---------     ------------    ------------
      (in millions)
      SEPTEMBER 30, 1996
      ------------------
      Total Sales . . . . . . . . . $   771     $      76       $  432     $     10       $       --     $     1,289
      Earnings/(loss) from
        operations  . . . . . . . . $    73     $     (14)      $   15     $     (1)      $       (2)    $        71
      Identifiable assets . . . . . $   591     $     146       $  374     $      9       $       (4)    $     1,116

      DECEMBER 31, 1995
      -----------------
      Total Sales . . . . . . . . . $ 1,088     $     104       $  611     $     20       $       --     $     1,823
      Earnings/(loss) from
        operations  . . . . . . . . $    33     $     (10)      $   (9)    $      4       $       (4)    $        14
      Identifiable assets . . . . . $   697     $     147       $  398     $     14       $       (7)    $     1,249

      DECEMBER 31, 1994
      -----------------
      Total Sales . . . . . . . . . $ 1,093     $      94       $  529     $     21       $       --     $     1,737
      Earnings/(loss) from
        operations  . . . . . . . . $    80     $     (11)      $  (24)    $     (5)      $       (5)    $        35
      Identifiable assets . . . . . $   716     $     117       $  346     $     16       $       (3)    $     1,192

NOTE 16:         SUBSEQUENT EVENT

On January 18, 1996, Kodak announced its intention to reposition the Historical Business by exploring various strategic options and structural alternatives.
In connection with this repositioning program, on September 9, 1996, Kodak announced the signing of an agreement to sell certain assets and liabilities of the Historical Business to Danka Business Systems, PLC (DANKA). On December 31, 1996, these certain assets and liabilities were sold to DANKA. There are no adjustments reflected in these combined financial statements related to the sale to DANKA.

         (b) Pro Forma Financial Information. The Pro Forma financial information of the Company is set forth below as follows:


         1. Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements;

         2. Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the Nine Months Ended December 31, 1996; and

         3. Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended March 31, 1996.

                           DANKA BUSINESS SYSTEMS PLC
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The unaudited Pro Forma Condensed Consolidated Statement of Earnings for the nine months ended December 31, 1996 gives effect to the following as if each had occurred on April 1, 1996: (i) the acquisition by the Company of the Sales and Services Business (the "Acquisition") and (ii) the Company's other acquisitions during fiscal 1997 (the "Fiscal 1997 Acquisitions"). The unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996 is not presented, as the Company's Form 10-Q filed on February 14, 1997 and incorporated herein by reference provides a Consolidated Balance Sheet as of December 31, 1996 which includes the Acquisition. The unaudited Pro Forma Condensed Consolidated Statement of Earnings for fiscal 1996 gives effect to the following as if each had occurred on April 1, 1995: (i) the Acquisition,
(ii) the Company's acquisitions during fiscal 1996 (the "Fiscal 1996 Acquisitions"), and (iii) the Fiscal 1997 Acquisitions.

         The unaudited Pro Forma Condensed Consolidated Statement of Earnings are based on: (i) the Company's audited Consolidated Statement of Earnings for the year ended March 31, 1996 and the Company's unaudited Consolidated Statement of Earnings for the nine months ended December 31, 1996 and (ii) the historical Office Imaging Sales and Services Business' audited Combined Statement of Operations for the year ended December 31, 1995 and the audited Combined Statement of Operations for the nine months ended September 30, 1996.

         The Acquisition was accounted for under the purchase method of accounting. The total purchase price for the Acquisition has been allocated to tangible and identifiable intangible assets and liabilities based on management's estimate of their fair values.

         The unaudited Pro Forma Condensed Consolidated Statement of Earnings does not purport to be indicative of the combined results of operations that actually would have occurred if the transactions described above had been effected at the dates indicated or to project future results of operations for any period. The unaudited Pro Forma Condensed Consolidated Statement of Earnings and respective related notes thereto should be read in conjunction with the financial statements and related notes of the Company filed in the Company's Form 10-Q and the combined financial statements of the historical Office Imaging Sales and Services Business and related notes set forth herein.

                           DANKA BUSINESS SYSTEMS PLC
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                  For the Nine Months Ended December 31, 1996
                 (dollars in millions, except per ADS amounts)

                                                           Office                                       Pro Forma
                                                           Imaging     Pro Forma                       Adjustments
                                              Danka       Sales and   Adjustments      Fiscal             for
                                            Business      Services     for the          1997           Fiscal 1997
                                          Systems PLC    Business(1)  Acquisition   Acquisitions(14)   Acquisitions     Pro Forma
                                         ------------   -----------   -----------   ----------------   ------------     ---------
Total Revenue . . . . . . . . . . . . .  $     1,264   $    1,289    $     (34)  (2)   $       28                       $  2,535
                                                                             3   (9)
                                                                           (15) (12)
                                         -----------   ----------    ---------         ----------                       --------
Cost and operating expenses:

Cost of sales . . . . . . . . . . . . .          764          901          (23) (2)            19                          1,642
                                                                           (10) (5)
                                                                            (9) (8)

Selling, general and administrative
    expenses  . . . . . . . . . . . . .          394          311           (7) (5)             7                            718
                                                                            37  (6)
                                                                           (18) (7)
                                                                            (6) (8)

Amortization of intangible assets . . .           14            6           (6) (10)                                          14

Restructuring charges . . . . . . . . .           35                                                                          35
                                         -----------   ----------    ---------         ----------       ----------      --------

          Total costs and operating
              expenses  . . . . . . . .  $     1,207   $    1,218    $     (42)        $       26       $               $  2,409
                                         -----------   ----------    ---------         ----------       ----------      --------

Earnings from operations  . . . . . . .           57           71           (4)                 2                            126

Interest expense & other, net . . . . .           19           (1)          36 (3)              1                1 (15)       58
                                                                             1 (4)
                                                                             1 (11)
                                         -----------   ----------    ---------         ----------       ----------      --------
Earnings before income taxes  . . . . .           38           72          (42)                 1               (1)           68

Provision for income taxes  . . . . . .           14           38          (16) (13)                             0 (16)       36
                                         -----------   ----------    ---------         ----------       ----------      --------

Earnings before extraordinary item  . .           24           34          (26)                 1               (1)           32

Loss on early extinguishment of debt,
    net of income tax benefit   . . . .            1                                                                           1
                                         -----------   ----------    ---------         ----------       ----------      --------
         Net earnings . . . . . . . . .  $        23   $       34    $     (26)        $        1       $       (1)     $     31
                                         ===========   ==========    =========         ==========       ==========      =========

Net earnings per ADS  . . . . . . . . .  $      0.40                                                                    $   0.54

Weighted average ADSs (in thousands)  .       57,706                                                                      57,706
------------------------------

(1) Information derived from the audited Combined Statement of Operations of the historical Office Imaging Sales and Services Business for the nine-months ended September 30, 1996. Certain amounts have been reclassified to conform to the Company's presentation.
(2) Reflects the elimination of revenues and costs related to equipment sales which the Company will not acquire.
(3) Reflects the interest expense on the debt incurred as a result of the Acquisition, using an estimated interest rate of 7%.
(4) Reflects the amortization of deferred costs associated with establishing the $1.275 billion loan facility.
(5) Reflects a decrease in pension and post-retirement benefits under the Company's benefits policy.
(6) Reflects payments expected to be made to Kodak for ongoing research and development.
(7) Reflects payments expected to be received from Kodak for the purpose of funding the development of emerging markets.
(8) Reflects a reduction of certain employee benefits to employees of the Office Imaging Sales and Services Business.
(9) Reflects a normal profit for sales by the Office Imaging Sales and Services Business to Kodak which were previously billed at cost.
(10) Reflects the elimination of the amortization of costs in excess of net tangible assets on the historical financial statements of the Office Imaging Sales and Services Business.
(11) Reflects the elimination of interest income related to finance leases which the Company is not acquiring in conjunction with the Acquisition.
(12)     Reflects the elimination of inter-company profit.
(13) Reflects the net change in the provision for income taxes based upon the pro forma results of operations. Pro forma rate used is the Company's effective rate of 37.9%
(14) Relates to the revenue and expenses of each of the Fiscal 1997 Acquisitions made by the Company, as if they had occurred on April 1, 1996. Revenue and expenses subsequent to the effective date of each of the Fiscal 1997 Acquisitions are included in the Company's consolidated financial statements.
(15) Reflects the interest expense resulting from the Fiscal 1997 Acquisitions, assuming an average interest rate of 3.6%.
(16) Reflects the income tax benefit of the pro forma adjustments for the Fiscal 1997 Acquisitions (using the Company's consolidated effective income tax rate of 37.9%).

                           DANKA BUSINESS SYSTEMS PLC
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                     For the Year Ended March 31, 1996
                 (dollars in millions, except per ADS amounts)

                                                                                                            Pro Forma
                                             Office                                                        Adjustments
                                             Imaging       Pro Forma                                           for
                                 Danka      Sales and     Adjustments     Fiscal            Fiscal         Fiscal 1996
                                Business     Services       for the        1996              1997        and Fiscal 1997
                              Systems PLC  Business(1)(2)  Acquisition Acquisitions(13)  Acquisitions(13)  Acquisitions  Pro Forma
                              -----------  --------------  ----------- ----------------  ----------------  ------------  ---------
Total Revenue . . . . . . .   $   1,240      $    1,823    $       4  (9)   $       202   $       217                    $ 3,486
                              ---------      ----------     --------        -----------   -----------                    -------
Cost and operating expenses:
   Cost of sales  . . . . .         744           1,362          (14) (5)           104           149                      2,333
                                                                 (12) (8)
Selling, general and
  administrative expenses .         378             426           (9) (5)            85            55                        952
                                                                  50  (6)
                                                                 (25) (7)
                                                                  (8) (8)
Amortization of
  intangible assets   . . .          13              21          (21) (10)           1                          6  (14)       20
Restructuring charges . . .           9                                                                                        9
                              ---------      ----------     --------        -----------   -----------   ---------        -------

         Total costs and
         operating expenses   $   1,144      $    1,809    $     (39)       $       190   $       204   $       6        $ 3,314
                              ---------      ----------     --------        -----------   -----------   ---------        -------
Earnings from operations             96              14           43                 12            13          (6)           172
Interest expense (income),
  net.  . . . . . . . . . .          22             (11)          43  (3)             3             2           8  (15)       80
                                                                   1  (4)
                                                                  12  (11)
                              ---------      ----------     --------        -----------   -----------   ---------        -------
Earnings before income
  taxes   . . . . . . . . .          74              25          (13)                 9            11         (14)            92
Provision for income taxes           28              19           (5) (12)            2             4          (2) (16)       46
                              ---------      ----------     --------        -----------   -----------   ---------        -------
Earnings before
  extraordinary item  . . .          46               6           (8)                 7             7         (12)            46

Extraordinary item  . . . .           1                                                                                        1
                              ---------      ----------     --------        -----------   -----------   ---------        -------
         Net earnings . . .   $      45      $        6    $      (8)       $         7 $           7   $     (12)      $     45
                              =========      ==========    =========        =========== ============    =========       ========
Net earnings per ADS:

  Before extraordinary Item   $    0.90                                                                                 $   0.87
  Extraordinary Item  . . .       (0.02)                                                                                   (0.02)
                              ---------                                                                                 --------
  Net earnings per ADS  . .   $    0.88                                                                                 $   0.85
                              ---------                                                                                 --------
Weighted average ADSs (in
  thousands)  . . . . . . .      51,533                                                                                   52,233(17)
-----------------------------

(1) Information derived from the audited Combined Statement of Operations of the historical Office Imaging Sales and Services Business for the year ended December 31, 1995.
(2) Certain amounts have been reclassified to conform to the Company's presentation.
(3) Reflects the interest expense on the debt incurred as a result of the Acquisition, using an estimated interest rate of 6.2%.
(4) Reflects the amortization of deferred costs associated with establishing the $1.275 billion loan facility.
(5) Reflects a decrease in pension and post-retirement benefits under the Company's benefits policy.
(6) Reflects payments expected to be made to Kodak for ongoing research and development.
(7) Reflects payments expected to be received from Kodak for the purpose of funding the development of emerging markets.
(8) Reflects a reduction of certain employee benefits to employees of the Office Imaging Sales and Services Business.
(9) Reflects a normal profit for sales by the Office Imaging Sales and Services Business to Kodak which were previously billed at cost.
(10) Reflects the elimination of the amortization of costs in excess of net tangible assets on the historical financial statements of the Office Imaging Sales and Services Business.
(11) Reflects the elimination of interest income related to finance leases which the Company is not acquiring in conjunction with the Acquisition.
(12) Reflects the net change in the provision for income taxes based upon the pro forma results of operations. Pro forma rate used is the Company's effective rate of 37.9%.
(13) Relates to the revenue and expenses of each of the Fiscal 1996 and Fiscal 1997 Acquisitions made by the Company, as if they had occurred on April 1, 1995. Revenue and expenses subsequent to the effective date of each of the Fiscal 1996 and Fiscal 1997 Acquisitions are included in the Company's consolidated financial statements.
(14) Reflects the amortization of intangible assets recorded in connection with the Fiscal 1996 and Fiscal 1997 Acquisitions. Goodwill is amortized over 30 years.
(15) Reflects the interest expense resulting from the Fiscal 1996 and Fiscal 1997 Acquisitions, assuming an average interest rate of 4.9%.
(16) Reflects the income tax benefit of the pro forma adjustments for the Fiscal 1996 and Fiscal 1997 Acquisitions (using the Company's consolidated effective income tax rate of 37.9%).
(17) Reflects the issuance of 1,700,000 ADSs issued in conjunction with one of the Fiscal 1997 Acquisitions.

(c)     Exhibits.

The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        DANKA BUSINESS SYSTEMS PLC

                                        By:   /s/   DAVID C. SNELL
                                           ---------------------------------
                                              David C. Snell

                                        Its:  Chief Operating Officer




Dated:  March 12, 1997

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER                                    EXHIBIT
-------                                   -------

 2.1                Asset Purchase Agreement between Eastman Kodak Company and
                    Danka Business Systems PLC dated as of September 6, 1996
                    (previously filed as Exhibit 2 in the Company's Form 8-K filed on November 14, 1996 and incorporated herein by reference).


 2.2                Amendment No. 1 to Asset Purchase Agreement between Eastman
                    Kodak Company and Danka Business Systems PLC dated December
                    20, 1996. (Excluding schedules and similar attachments previously filed with the Company's Form 8-K filed on January
                    15, 1997 and incorporated herein by reference).


 23.1               Consent of Independent Accountants Price Waterhouse LLP
